Exhibit 10.26

AMENDMENT NO. 10 TO
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
Amendment No. 10 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of November 27, 2015 (this “Amendment”), by and between Bank of America, N.A. (“Purchaser”) and Stonegate Mortgage Corporation (“Seller”).
RECITALS
Purchaser and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of June 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Purchase and Sale Agreement”; and as further amended by this Amendment, the “Purchase and Sale Agreement”).
Purchaser and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Purchase and Sale Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase and Sale Agreement.
Accordingly, Purchaser and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Purchase and Sale Agreement is hereby amended as follows:

Section 1.Covenants of Seller. Section 10(j) of the Existing Purchase and Sale Agreement is hereby amended by deleting clauses (iii) and (v) in their entirety and replacing them with the following:

(iii)    Seller shall, at all times, maintain (a) unrestricted and unencumbered cash and Cash Equivalents in an amount not less than $20,000,000 and (b) Liquidity in an amount not less than the sum of the (i) the product of (x) Total Marginable Assets minus mortgage loans held for sale that are financed under this Agreement, the Merchants Bank Agreement, and that certain Master Loan Purchase and Servicing Agreement dated September 11, 2015 between Seller and Guaranty Bank (the “Guaranty Bank Agreement”) and (y) 3% plus (ii) the product of (x) mortgage loans held for sale under this Agreement, the Merchants Bank Agreement, and the Guaranty Bank Agreement and (y) 1%; provided that in the event Seller reports a profitability loss of no more than (x) $15,000,000 for the calendar months ending November 30, 2015 and December 31, 2015 and (y) $10,000,000 for any given calendar month thereafter, the 3% calculation in clause (b)(i) above shall be increased to 4.5% at the end of such calendar month.

Notwithstanding the foregoing, to the extent the Seller becomes subject to a margin call under the terms of the Merchants Bank Agreement or the Guaranty Bank Agreement, mortgage loans financed under such agreement will not be deducted from Total Marginable Assets;

(v)    Seller shall not show a pre-tax net loss greater than (i) for the calendar months ending November 30, 2015 and December 31, 2015, $15,000,000 and (ii) for any given calendar month thereafter, $10,000,000; in each case on a rolling six (6) month basis, as determined in accordance with GAAP before non-cash fair value changes related to mortgage servicing rights.

Section 2.Condition Precedent. This Amendment shall become effective as of the date hereof upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Purchaser and Seller.
Section 3.Fees and Expenses. Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.
Section 4.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Purchase and Sale Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 5.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
Section 6.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 7.GOVERNING LAW. THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[SIGNATURE PAGE FOLLOWS]
Signature Page to Amendment No. 10 to Mortgage Loan Participation Purchase and Sale Agreement
IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
Bank of America, N.A., as Purchaser
By: _/s/ Adam Robitshek____________________
Name: Adam Robitshek
Title: Vice President

STONEGATE MORTGAGE CORPORATION, as Seller
By: _/s/ John Macke________________________
Name: John Macke
Title: Executive Vice President